Exhibit 1.1

Execution Version

AMC NETWORKS INC.

(a Delaware corporation)

$1,000,000,000 5.00% Senior Notes due 2024

UNDERWRITING AGREEMENT

Dated: March 23, 2016

AMC NETWORKS INC.

(a Delaware corporation)

$1,000,000,000 5.00% Senior Notes due 2024

UNDERWRITING AGREEMENT

March 23, 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

c/o	Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the Underwriters Named in Schedule I

Ladies and Gentlemen:

AMC Networks Inc., a Delaware corporation (the “Company”), proposes to issue and sell to each of the Underwriters named in Schedule I hereto (collectively, “you” or the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC are acting as representatives (in such capacity, the “Representatives”), $1,000,000,000 aggregate principal amount of its 5.00% Senior Notes due 2024 (the “Notes”). The payment of principal, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by the guarantors listed on Part A of Schedule III hereto (the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities”. The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule I opposite the name of such Underwriter. The Securities are to be issued pursuant to an indenture to be dated as of the Closing Date (as defined below) among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (the “Base Indenture”), as supplemented by the First Supplemental Indenture thereto, to be dated as of the Closing Date, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”, and together with the Base Indenture as amended and supplemented , collectively, the “Indenture”). The Securities and the Indenture are more fully described in the Time of Sale Information and the Prospectus referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder, a registration statement on Form S-3ASR (File No. 333-210340), including a prospectus, relating to the Securities. Such registration statement, at the time it became effective, including the information deemed to be part thereof at the time of its effectiveness pursuant to Rule 430A, 430B or 430C under the 1933 Act (“Rule 430 Information”), is referred to herein as the “Registration Statement.” The term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and

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include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated March 23, 2016, and any “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Schedule II hereto as constituting part of the Time of Sale Information. “Time of Sale” means 3:35 p.m. (Eastern time) on the date of this Agreement.

Section 1. Representations and Warranties of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, hereby represents and warrants to the Underwriters that:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(b) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to

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make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(c) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in such Time of Sale Information, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(d) The Company (including its agents and representatives, other than the Underwriters and their agents and representatives) has not prepared, made, used, authorized or approved and will not prepare, make, use, authorize or approve any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the document set out in Schedule II hereto as constituting part of the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Issuer Free Writing Prospectus, it being understood and agreed that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the information described as such in Section 6(b) hereof.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of

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Rule 163 of the 1933 Act, and (iv) as of the Time of Sale, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(g) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(h) The Company is subject to Section 13 or 15(d) of the 1934 Act.

(i) KPMG LLP, who have reported upon certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(j) The consolidated historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus have been prepared, in all material respects, in accordance with the Commission’s rules applicable thereto.

(k) The Company is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware with power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(l) The subsidiaries of the Company set forth on Part A (Guarantors) of Schedule III hereto, Part B (Non-Guarantor Restricted Subsidiaries) of Schedule III hereto and Part C (Unrestricted Subsidiaries) of Schedule III hereto are, as of the Time of Sale and as of the Closing Date, all of the subsidiaries of the Company (collectively, the “Subsidiaries”).

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(m) Each Guarantor that is a corporation or limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business; and each such Guarantor that is a corporation or limited liability company is duly qualified to transact business as a foreign corporation or limited liability company, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock or membership interests of each Guarantor that is a corporation or limited liability company have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind other than the liens permitted to be granted pursuant to that certain amended and restated credit agreement, dated as of December 16, 2013, by and among the Company, certain of the Subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended or modified.

(n) AMC Networks Broadcasting & Technology is a general partnership duly formed and validly existing under the laws of the State of New York and has the requisite power and authority to own, lease and operate its properties and conduct its business.

(o) The Company had at December 31, 2015 a duly authorized and outstanding capitalization as set forth in the Preliminary Prospectus and the Prospectus in the column labeled “As of December 31, 2015 – Actual” under the caption “Capitalization”; the Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(p) The Notes have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Notes will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(q) The Guarantees have been duly authorized by each of the Guarantors, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, each Guarantee will constitute a valid and binding obligation of the respective Guarantor entitled to the benefits of the Indenture and enforceable against the respective Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(r) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding

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shares of capital stock of the Company was issued in violation of any preemptive rights of any stockholder of the Company.

(s) This Agreement has been duly authorized, executed and delivered by the Company.

(t) This Agreement has been duly authorized, executed and delivered by each of the Guarantors.

(u) The Indenture has been duly authorized by each of the Company and the Guarantors, and, when duly executed and delivered by the Company, the Guarantors and the other parties thereto, will constitute a valid and binding obligation of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus. In addition, the Indenture has been duly qualified under the Trust Indenture Act.

(v) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) any change in the capital stock or other ownership interests or long-term debt of the Company or any of the Subsidiaries or any change which the Company has reasonable cause to believe will involve any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (C) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

(w) Neither the Company nor any of the Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indenture (collectively, the “Operative Documents”), the issuance and delivery of the Securities, the consummation by the Company and the Guarantors of the transactions contemplated by the Operative Documents and the compliance by the Company and the Guarantors with the terms of the Operative Documents have been duly authorized by all necessary action (limited liability company, corporate or other, as applicable) on the part of the Company and the Guarantors and do not and will not result in any violation of the charter or by-laws or similar organizational documents of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or

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instrument to which the Company or any of the Subsidiaries is a party or by which any of them may be bound or to which any of their respective properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise), (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (C) any material agreement or other material instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the “FCC”), or any other governing body having jurisdiction over cable television operations) binding upon the Company or any of the Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

(x) The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under “Description of Notes,” insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(y) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, is required (i) for the valid authorization, issuance, sale and delivery of the Securities in the United States, or (ii) for the execution, delivery or performance by the Company and the Guarantors of this Agreement or the Indenture except for (A) such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, (B) the qualification of the Indenture under the Trust Indenture Act, (C) registrations under state securities or blue sky laws and (D) any such consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(z) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any Subsidiary that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.

(aa) The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents, with the Foreign Corrupt Practices Act of 1977, as

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amended, and the rules and regulations thereunder (the “FCPA”), or any other published laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption (together with the FCPA, the “Anti-Corruption Laws”), and the Company and its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents are in compliance with the Anti-Corruption Laws in all material respects. Reference to “knowledge of the Company” in the preceding sentence is to the actual knowledge of the executive officers of the Company identified in the Company’s Proxy Statement for its 2015 Annual Meeting of Stockholders.

(bb) The Company and its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents, are in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or any of their respective properties (collectively, the “Money Laundering Laws”) in all material respects; and no action, suit or proceeding by or before any government, governmental instrumentality or court, domestic or foreign, involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) None of the Company or any of its subsidiaries or, to the knowledge of the Company, their respective directors, officers, employees or agents, is an individual or entity (“Person”) currently the target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the target of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business that will result in a violation of Sanctions.

(dd) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Registration Statement, the Time of Sale Information and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration Statement, the Time of Sale Information and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(ee) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or

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modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(ff) To the best knowledge of the Company and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor problem exists with its employees or with employees of the Subsidiaries that could reasonably be expected to materially and adversely affect the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

Any certificate signed by any officer of the Company or any Guarantor and delivered to you or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or such Guarantor, as applicable, to each Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Resale of the Securities; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to be paid by the Underwriters of 98.25%, the principal amount of Securities set forth opposite its name on Schedule I, plus accrued interest, if any, from March 30, 2016 plus any additional principal amount of Securities which it may become obligated to purchase pursuant to Section 10 hereof.

(b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place in The City of New York, at 9:00 a.m. on March 30, 2016 or at such other time not more than ten full business days thereafter as shall be agreed upon by the Company and the Representatives, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the “Closing Date”). Payment shall be made by wire transfer of same day federal funds to the Company to an account designated by the Company to the Representatives, against delivery of the Securities to the Underwriters for the respective accounts of the several Underwriters. The Securities shall be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof and registered in such names as the Representatives may request in writing at least two full business days before the Closing Date.

(c) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d) Each of you hereby severally represents, warrants and agrees that (i) you have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”), with respect to anything done by you in relation to the Securities in, from or otherwise involving the United Kingdom, and (ii) you have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Securities to persons who (x) have professional experience in matters relating to investments, (y) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the FSMA (Financial Promotion) Order 2001 (as amended) or (z) are persons to whom the invitation or inducement may otherwise lawfully be issued or passed on.

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Section 3. Certain Covenants of the Company and the Guarantors. Each of the Company and the Guarantors, jointly and severally, covenants with the Underwriters as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule II hereto) to the extent required by Rule 433 under the 1933 Act; and will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 p.m., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request in writing. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the 1933 Act and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, upon written request, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith, and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Time of Sale Information and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request in writing. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer to purchasers who are not affiliates of any Underwriter; provided that the Prospectus Delivery Period shall end on the date that is 90 days after the date hereof.

(c) Before making, preparing, using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act), the Company will furnish to counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d) The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented

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would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information, the Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e) If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company to amend or supplement the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) in order that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (ii) it is necessary to amend or supplement the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) to comply with law, the Company will promptly notify the Underwriters thereof and prepare and file with the Commission and furnish to the Underwriters such amendment or supplement such that the statements in the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will comply with law. Except as otherwise required by the preceding sentence, the Company will not be obligated to update the Prospectus or the Time of Sale Information. Such updating may be done by means of the filing of one or more documents under the 1934 Act that are incorporated by reference in the Prospectus or Time of Sale Information.

(f) The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g) The Company and each of the Guarantors will use its reasonable best efforts, in cooperation with you, to qualify the Securities for distribution under the applicable securities laws of such states and other jurisdictions as you may designate, if any, and to maintain such qualifications in effect for a period of not less than one year from the date of the Prospectus; provided, however, that neither the Company nor any Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company and the Guarantors will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(h) Neither the Company nor any Guarantor will be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

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(i) The Company will apply the net proceeds that it receives from the offer and sale of the Securities in the manner set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”.

Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, printing and filing of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (c) the preparation, printing and distribution of this Agreement, the Indenture and the Securities, (d) the delivery of the Securities to the Underwriters, (e) the reasonable fees and disbursements of the Company’s counsel and accountants, (f) any fees charged by rating agencies for rating the Securities, (g) the reasonable fees and expenses of the Trustee, including the reasonable fees and disbursements of counsel for the Trustee and the Transfer Agent, in connection with the Indenture and the Securities, (h) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority, and the approval of the Securities for book-entry transfer by The Depository Trust Company, and (i) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors or prospective investors.

If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i) or by the Company in accordance with the provisions of Section 9(b), the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of each of the Company and the Guarantors contained herein on the date hereof and on the Closing Date or in certificates of any officer of the Company or any Guarantor delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their obligations hereunder, and to the following further conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act); and all requests by the Commission for additional information relating to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representatives.

(b) On the Closing Date, you shall have received a signed opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, dated as of the Closing Date, to the effect set forth on Exhibit A and a signed opinion of Jones Walker LLP, special Louisiana counsel for certain Guarantors, dated as of the Closing Date, to the effect set forth on Exhibit B.

(c) On the Closing Date, you shall have received a signed opinion of James G. Gallagher, Executive Vice President and General Counsel for the Company, dated as of the Closing Date, to the effect set forth on Exhibit C.

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(d) On the Closing Date, you shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, dated as of the Closing Date, to the effect set forth on Exhibit D.

(e) On the Closing Date, you shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Sections 5(b), 5(c) and 5(d) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Statement, the Time of Sale Information, the Prospectus, the documents incorporated by reference therein and such other related matters as you may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Guarantors and certificates of public officials.

(f) On the Closing Date, (i) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change, in or affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company and each of the Guarantors shall have complied with all agreements and satisfied all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date and (iv) the other representations and warranties of each of the Company and the Guarantors set forth in Section 1 hereof shall be accurate as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate of the Chief Executive Officer, President, a Vice Chairman or a Vice President, of the Company, dated as of the Closing Date, to such effect.

(g) You shall have received from KPMG LLP (i) at the time of execution of this Agreement, a letter dated the date hereof and in accordance with statement on Auditing Standards No. 72, as amended, in form and substance satisfactory to the Representatives and (ii) on the Closing Date, a letter, dated as of the Closing Date, to the effect that KPMG LLP reaffirms the statements made in the letter furnished pursuant to Section 5(g)(i), except that the specified date referred to shall be a date not more than five business days prior to the Closing Date.

(h) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the 1934 Act, and (ii) no such organization shall have publicly announced that it is placing under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(i) On the Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities contemplated in this Agreement and the matters referred to in Section 5(e) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Guarantors, the performance of any of

13

the covenants of the Company and the Guarantors, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification. (a) Each of the Company and the Guarantors agrees, jointly and severally, to indemnify and hold harmless each Underwriter, its directors, officers, employees and affiliates, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(a) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(b) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(c) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in any portion of the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Guarantors, their respective directors, officers, employees and affiliates, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense (including reasonable fees and disbursements of counsel chosen by the Company) described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any portion of the Registration Statement, the Time of Sale Information or the

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Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein. The Company hereby acknowledges that the only such information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto consists of the statements set forth in the third paragraph, fifth paragraph (including the three bullet points) and sixth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Guarantors and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Guarantors and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Securities bears to the offering price of the Securities, and the Company and the Guarantors are responsible for the balance; provided that the amount to be contributed by the Company and the Guarantors on the one hand and the Underwriters on the other shall be in such proportion as is appropriate to reflect the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided further, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters under this Section 7 shall be several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section, each director, officer, employee and affiliate of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director, officer, employee and affiliate of the Company and of the Guarantors and each person, if any, who controls the Company and the Guarantors within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Guarantors.

Section 8. Agreements to Survive Delivery. The agreements and other statements of the Company, the Guarantors or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Guarantor or any Underwriter or controlling person within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change in or

15

affecting the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission, the Financial Industry Regulatory Authority or the NASDAQ Stock Market LLC, or if trading generally on the New York Stock Exchange or in the over the counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the Securities to be purchased pursuant to this Agreement, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligation proportions bear to the purchase obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed, on behalf of the Representatives, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Fax (917) 267-7085, Attention: Legal Department, and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Fax (212) 507-8999, Attention: High Yield Syndicate Desk with a copy to the Legal Department, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention of Michael Benjamin, Esq. (fax: (646) 848-7658); and notices to the Company shall be directed to it at AMC Networks Inc., 11 Penn Plaza, New York, New York 10001, attention of

16

James G. Gallagher (fax: 646-273-3789), with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, attention of John P. Mead, Esq. (fax: (212) 558-3588).

Section 12. No Advisory or Fiduciary Relationship. Each of the Company and the Guarantors acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agent or fiduciary of the Company or any Guarantor, or their respective stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company or the Guarantors on other matters) and the Underwriters do not have any obligation to the Company or any Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company, the Guarantors and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors, officers, employees and affiliates of the Underwriters, Company, the Guarantors and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 14. Governing Law and Time. This Agreement and any claim, controversy or dispute arising under this Agreement shall be governed by the laws of the State of New York and subject to the exclusive jurisdiction of the courts of the State of New York in the United States of America. Specified times of the day refer to New York City time.

Section 15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Guarantors and the Underwriters in accordance with its terms.

Very truly yours,

AMC NETWORKS INC.

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

2ND PARTY LLC
AMC FILM HOLDINGS LLC
AMC NETWORK ENTERTAINMENT LLC
AMC NETWORKS BROADCASTING & TECHNOLOGY
AMC NETWORKS INTERNATIONAL LLC
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
AMCN PROPERTIES LLC
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
DIGITAL STORE LLC
IFC ENTERTAINMENT HOLDINGS LLC
IFC ENTERTAINMENT LLC
IFC FILMS LLC
IFC IN THEATERS LLC
IFC PRODUCTIONS I L.L.C.
IFC TELEVISION HOLDINGS LLC
IFC THEATRES CONCESSIONS LLC
IFC THEATRES, LLC
IFC TV LLC
IFC TV STUDIOS HOLDINGS LLC
IPTV LLC
RAINBOW FILM HOLDINGS LLC
RAINBOW MEDIA ENTERPRISES, INC.
RAINBOW MEDIA HOLDINGS LLC
RAINBOW PROGRAMMING HOLDINGS LLC
RMH GE HOLDINGS I, INC.
RNC HOLDING CORPORATION
RNC II HOLDING CORPORATION
SELECTS VOD LLC
SUNDANCE CHANNEL ASIA LLC
SUNDANCE FILM HOLDINGS LLC
SUNDANCETV LLC
VOOM HD HOLDINGS LLC
WE TV ASIA LLC
WE TV HOLDINGS LLC
WE TV LLC
WEDDING CENTRAL LLC
YEAH IPTV LLC, as Guarantors

By:	/s/ Sean S. Sullivan
Name:	Sean S. Sullivan
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

AMC TV STUDIOS LLC
BADLANDS PRODUCTIONS I LLC
COBALT PRODUCTIONS LLC
CROSSED PENS DEVELOPMENT LLC
DIPLOMAT PRODUCTIONS LLC
EXPEDITION PRODUCTIONS I LLC
GALYNTINE PRODUCTIONS LLC
GEESE PRODUCTIONS LLC
GROUND WORK PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS LLC
HALT AND CATCH FIRE PRODUCTIONS I LLC
HALT AND CATCH FIRE PRODUCTIONS II LLC
HALT AND CATCH FIRE PRODUCTIONS III LLC
HAP AND LEONARD PRODUCTIONS I LLC
KNIFEMAN PRODUCTIONS LLC
KOPUS PRODUCTIONS LLC
KOPUS PRODUCTIONS II LLC
PEACH PIT PROPERTIES LLC
PHILLY PRODUCTIONS LLC
PREMIER QUILLS LLC
RECTIFY PRODUCTIONS LLC
RECTIFY PRODUCTIONS II LLC
RECTIFY PRODUCTIONS III LLC
RECTIFY PRODUCTIONS IV LLC
SUNDANCE CHANNEL ORIGINALS LLC
THE SON PRODUCTIONS I LLC
TURN PRODUCTIONS LLC
TURN PRODUCTIONS I LLC
TURN PRODUCTIONS II LLC
TURN PRODUCTIONS III LLC
TWD PRODUCTIONS LLC
TWD PRODUCTIONS II LLC
TWD PRODUCTIONS III LLC
TWD PRODUCTIONS IV LLC
TWD PRODUCTIONS V LLC
TWD PRODUCTIONS VI LLC
TWD PRODUCTIONS VII LLC, as Guarantors

By:	/s/ Stefan Reinhardt
Name:	Stefan Reinhardt
Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

BENDERS PRODUCTIONS I LLC
COMIC SCRIBE LLC
FIVE FAMILIES PRODUCTIONS I LLC
FIVE MOONS PRODUCTIONS I LLC
IFC TV STUDIOS LLC
PENS DOWN LLC
RED MONDAY PROGRAMMING LLC
ROUGHHOUSE PRODUCTIONS I LLC
SLEUTH SECRETS PRODUCTIONS LLC
WE TV STUDIOS LLC, as Guarantors

By:	/s/ Kevin Drozdowski
	Name:	Kevin Drozdowski
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

MAKING WAVES STUDIO PRODUCTIONS LLC, as Guarantors

By:	/s/ Mary Martin
	Name:	Mary Martin
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Scott Tolchin
	Name:	Scott Tolchin
	Title:	Managing Director

For itself and as Representative of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED,

as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ F. Michael Manfred
	Name:	F. Michael Manfred
	Title:	Authorized Signatory

For itself and as Representative of the

other Underwriters named in Schedule I hereto

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Principal Amount of 5.00% Notes due 2024

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$130,000,000
Morgan Stanley & Co. LLC	130,000,000
Citigroup Global Markets Inc.	100,000,000
J.P. Morgan Securities LLC	100,000,000
Barclays Capital Inc.	75,000,000
BNP Paribas Securities Corp.	75,000,000
Credit Agricole Securities (USA) Inc.	75,000,000
Scotia Capital (USA) Inc.	75,000,000
SunTrust Robinson Humphrey, Inc.	67,500,000
U.S. Bancorp Investments, Inc.	67,500,000
Fifth Third Securities, Inc.	35,000,000
Goldman, Sachs & Co.	35,000,000
UBS Securities LLC	35,000,000

Total	$1,000,000,000

SCHEDULE II

Free Writing Prospectus

Dated March 23, 2016

Filed Pursuant to Rule 433

Registration Statement No. 333-210340

Final Term Sheet

AMC Networks Inc.

$1,000,000,000 5.00% Senior Notes due 2024 (the “Notes”)

Issuer:	AMC Networks Inc. (the “Company”)

Aggregate Principal Amount:	$1,000,000,000

Title of Securities:	5.00% Senior Notes due 2024

Final Maturity:	April 1, 2024

Coupon:	5.00%

Issue Price:	100.000% of principal amount

Yield to Maturity:	5.000%

Interest Payment Dates:	Semi-annually on each April 1 and October 1, beginning October 1, 2016

Proceeds to Issuer (Before Expenses):	$1,000,000,000 (100.000%)

Optional Redemption:	On or after April 1, 2020, the Company may redeem Notes, at its option, in whole or in part, at any time and from time to time, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve month period beginning on April 1 of the years indicated below:

Year	Percentage
2020	102.500%
2021	101.250%
2022 and thereafter	100.000%

Make-Whole Call:	At any time on or after July 15, 2016 and prior to April 1, 2020, the Company may redeem the Notes, at its option in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof to be redeemed plus the “Applicable Premium” calculated as described in the preliminary prospectus supplement at the rate of T+50 basis points, and accrued and unpaid interest thereon, if any, to, but excluding, the redemption date.

Equity Claw:	At any time on or after July 15, 2016 and prior to April 1, 2019, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 105.000% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, using the net proceeds of certain equity offerings.

Use of Proceeds:	The Company estimates that the net proceeds from this offering will be approximately $980.1 million, after deducting the underwriting discounts and commissions and estimated expenses payable by it. The Company intends to use a portion of such proceeds to fund an offer to purchase for cash any and all of the Company’s 7.75% senior notes due 2021, which the Company expects would cost approximately $742.0 million if fully subscribed, with the remaining proceeds of approximately $238.1 million to be used for general corporate purposes, which may include the redemption of any of the Company’s 7.75% senior notes due 2021 not tendered.

Settlement Date:	T+4; March 30, 2016

Underwriters:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Barclays Capital Inc.

BNP Paribas Securities Corp.

Credit Agricole Securities (USA) Inc.

Scotia Capital (USA) Inc.

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Fifth Third Securities, Inc.

Goldman, Sachs & Co.

UBS Securities LLC

CUSIP/ISIN:	00164V AD5 / US00164VAD55

It is expected that that delivery of the Notes will be made to investors on or about March 30, 2016, which will be the fourth business day following the date of pricing of the Notes (such settlement being referred to as “T+4”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to March 30, 2016 will be required, by virtue of the fact that the Notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus (or, if available, the prospectus supplement) if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 or Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

SCHEDULE III

PART A — GUARANTORS

SUBSIDIARY	JURISDICTION

2ND PARTY LLC	Delaware
AMC FILM HOLDINGS LLC	Delaware
AMC NETWORK ENTERTAINMENT LLC	New York
AMC NETWORKS BROADCASTING & TECHNOLOGY	New York
AMC NETWORKS INTERNATIONAL LLC	Delaware
AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC	Delaware
AMC TV STUDIOS LLC	Delaware
AMCN PROPERTIES LLC	Delaware
AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION	Delaware
BADLANDS PRODUCTIONS I LLC	Louisiana
BENDERS PRODUCTIONS I LLC	Delaware
COBALT PRODUCTIONS LLC	Delaware
COMIC SCRIBE LLC	Delaware
CROSSED PENS DEVELOPMENT LLC	Delaware
DIGITAL STORE LLC	Delaware
DIPLOMAT PRODUCTIONS LLC	Delaware
EXPEDITION PRODUCTIONS LLC	Delaware
FIVE FAMILIES PRODUCTIONS I LLC	Delaware
FIVE MOONS PRODUCTIONS I LLC	Delaware
GALYNTINE PRODUCTIONS LLC	Delaware
GEESE PRODUCTIONS LLC	Delaware
GROUND WORK PRODUCTIONS LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS I LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS II LLC	Delaware
HALT AND CATCH FIRE PRODUCTIONS III LLC	Delaware
HAP AND LEONARD PRODUCTIONS I LLC	Louisiana
IFC ENTERTAINMENT HOLDINGS LLC	Delaware
IFC ENTERTAINMENT LLC	Delaware
IFC FILMS LLC	Delaware
IFC IN THEATERS LLC	Delaware
IFC PRODUCTIONS I L.L.C.	Delaware
IFC TELEVISION HOLDINGS LLC	Delaware
IFC THEATRES CONCESSIONS LLC	Delaware
IFC THEATRES, LLC	Delaware
IFC TV LLC	Delaware
IFC TV STUDIOS LLC	Delaware
IFC TV STUDIOS HOLDINGS LLC	Delaware
IPTV LLC	Delaware
KNIFEMAN PRODUCTIONS LLC	Delaware
KOPUS PRODUCTIONS LLC	Delaware
KOPUS PRODUCTIONS II LLC	Delaware
MAKING WAVES STUDIO PRODUCTIONS LLC	Delaware
PEACH PIT PROPERTIES LLC	Delaware

PENS DOWN LLC	Delaware
PHILLY PRODUCTIONS LLC	Delaware
PREMIER QUILLS LLC	Delaware
RAINBOW FILM HOLDINGS LLC	Delaware
RAINBOW MEDIA ENTERPRISES, INC.	Delaware
RAINBOW MEDIA HOLDINGS LLC	Delaware
RAINBOW PROGRAMMING HOLDINGS LLC	Delaware
RECTIFY PRODUCTIONS LLC	Delaware
RECTIFY PRODUCTIONS II LLC	Delaware
RECTIFY PRODUCTIONS III LLC	Delaware
RECTIFY PRODUCTIONS IV LLC	Delaware
RED MONDAY PROGRAMMING LLC	Delaware
RMH GE HOLDINGS I, INC.	Delaware
RNC HOLDING CORPORATION	Delaware
RNC II HOLDING CORPORATION	Delaware
ROUGHHOUSE PRODUCTIONS I LLC	Delaware
SELECTS VOD LLC	Delaware
SLEUTH SECRETS PRODUCTIONS LLC	Delaware
SUNDANCE CHANNEL ASIA LLC	Delaware
SUNDANCE CHANNEL ORIGINALS LLC	Delaware
SUNDANCE FILM HOLDINGS LLC	Delaware
SUNDANCETV LLC	Delaware
THE SON PRODUCTIONS I LLC	Delaware
TURN PRODUCTIONS LLC	Delaware
TURN PRODUCTIONS I LLC	Delaware
TURN PRODUCTIONS II LLC	Delaware
TURN PRODUCTIONS III LLC	Delaware
TWD PRODUCTIONS LLC	Delaware
TWD PRODUCTIONS II LLC	Delaware
TWD PRODUCTIONS III LLC	Delaware
TWD PRODUCTIONS IV LLC	Delaware
TWD PRODUCTIONS V LLC	Delaware
TWD PRODUCTIONS VI LLC	Delaware
TWD PRODUCTIONS VII LLC	Delaware
VOOM HD HOLDINGS LLC	Delaware
WE TV ASIA LLC	Delaware
WE TV HOLDINGS LLC	Delaware
WE TV STUDIOS LLC	Delaware
WE TV LLC	Delaware
WEDDING CENTRAL LLC	Delaware
YEAH IPTV LLC	Delaware

PART B – NON-GUARANTOR RESTRICTED SUBSIDIARIES

SUBSIDIARY	JURISDICTION

AMC CENTRAL EUROPE HOLDINGS B.V.	Netherlands
AMC CMC HOLDCO LTD.	United Kingdom
AMC DMC HOLDINGS B.V.	Netherlands
AMC GLOBAL HOLDINGS C.V.	Netherlands
AMC GP LLC	Delaware
AMC GP 2 LLC	Delaware
AMC INTERNATIONAL TELEVISION C.V.	Netherlands
AMC MINORITY HOLDINGS B.V.	Netherlands
AMC MULTICANAL HOLDINGS B.V.	Netherlands
AMC MULTICANAL MIDCO C.V.	Netherlands
AMC MULTICANAL TOPCO C.V.	Netherlands
AMC NETWORKS CENTRAL EUROPE KFT (F/K/A CHELLO CENTRAL EUROPE KFT) (FORMERLY A ZRT)	Hungary
AMC NETWORKS CENTRAL EUROPE S.R.O. (F/K/A CHELLO CENTRAL EUROPE S.R.O.)	Czech Republic
AMC NETWORKS INDIA LLC (F/K/A CHELLOZONE INDIA LLC)	Delaware
AMC NETWORKS INTERNATIONAL BROADCASTING LIMITED (F/K/A ZONEMEDIA BROADCASTING LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL CHANNEL LIMITED	United Kingdom
AMC NETWORKS INTERNATIONAL GROUP LIMITED (F/K/A ZONEMEDIA GROUP LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL KIDS LIMITED (F/K/A ZONE KIDS LIMITED)	United Kingdom
AMC NETWORKS INTERNATIONAL ZONE HOLDINGS LIMITED (F/K/A AMC CHELLO ZONE HOLDINGS LIMITED)	United Kingdom
AMC NETWORKS LATIN AMERICA LLC (F/K/A CHELLO LATIN AMERICA LLC)	Delaware
AMC NETWORKS LATIN PROGRAMMING LIMITED (F/K/A LIBERTY LATIN PROGRAMMING LIMITED)	Cayman Island
AMC NETWORKS MOVIECO INC. (F/K/A CHELLO MOVIECO INC.)	Delaware
AMC NETWORKS PROGRAMME SERVICES LIMITED (F/K/A AMC NETWORKS INTERNATIONAL IBERIA LIMITED & CHELLO MOVIECO HOLDINGS LIMITED)	United Kingdom
AMC NETWORKS PROGRAMMING SOUTH AMERICA LLC (F/K/A LIBERTY PROGRAMMING SOUTH AMERICA, LLC)	Colorado
AMC NETWORKS SERVICOS DE TELEVISAO DO BRASIL LTDA (F/K/A CHELLOMEDIA SERVICOS DE TELEVISAO DO BRASIL LTDA)	Brazil
AMC NETWORKS SOUTH AMERICA S.R.L. (F/K/A LIBERTY SOUTH AMERICA SRL)	Argentina
AMC NETWORKS URUGUAY LLC (F/K/A LIBERTY URUGUAY LLC)	Delaware
AMC NETWORKS ZONE POLAND SP. Z O.O. (F/K/A CHELLO CENTRAL EUROPE SP. Z.O.O.)	Poland
AMCNI MEXICO S. DE R.L. DE C.V.	Mexico
AMC STUDIOS INTERNATIONAL B.V.	Netherlands
AMC STUDIOS INTERNATIONAL C.V.	Netherlands

AMC UK MIDCO LIMITED	United Kingdom
AMC UK TOPCO LIMITED	United Kingdom
AMC TELEVISION GP LLC	Delaware
CHELLOZONE MOVIECO ASIA PTE LIMITED	Singapore
GRP MEDIA D.O.O.	Bosnia and Herzegovina
JIMJAM CEE LIMITED	United Kingdom
JIMJAM TELEVISION LIMITED	United Kingdom
KINOWELT TELEVISION GMBH	Germany
KW ACQUISITION GMBH	Germany
CHELLO ZONE HOLDINGS LIMITED	United Kingdom
DIGITAL MEDIA CENTRE B.V. (F/K/A CHELLOMEDIA SERVICES B.V.)	Netherlands
LINARXUS CZECH SRO	Czech Republic
MGM PROGRAMMING SERVICE INDIA PRIVATE LIMITED	India
MULTICANAL (SPAIN) HOLDING, S.L.U.	Spain
MULTICANAL IBERIA, S.L.U.	Spain
OBN JV BV	Netherlands
OPEN BROADCAST NETWORK TV DD	Bosnia and Herzegovina
PLATOR HOLDINGS B.V.	Netherlands
PRAMER S.C.A.	Argentina
PRAMER URUGUAY S.A. (AS OF APRIL 6, 2015)	Uruguay
ROMANTICA TELEVISION SRL	Romania
SENTINO S.A.	Uruguay
SUNDANCE CHANNEL (UK) LIMITED	United Kingdom
ZONEMEDIA MANAGEMENT LIMITED	United Kingdom

PART C – UNRESTRICTED SUBSIDIARIES

SUBSIDIARY	JURISDICTION

AMC NETWORKS BENELUX MOVIECO LTD (F/K/A CHELLO BENELUX MOVIECO LTD)	United Kingdom
AMC NETWORKS INTERNATIONAL ENTERPRISES LIMITED (F/K/A ZONEMEDIA ENTERPRISES LIMITED)	United Kingdom
AMC NETWORKS (UK) LIMITED (F/K/A CHELLOZONE (UK) LIMITED)	United Kingdom
AMC NETWORKS PORTFOLIO HOLDINGS LLC (F/K/A ENTERTAINMENT ACQUISITION FINANCING LLC)	Delaware
AMC NETWORKS VENTURES LLC	Delaware
AMC NEW VIDEO HOLDINGS LLC	Delaware
AMC/SUNDANCE CHANNEL LATIN AMERICA LLC	Delaware
ASIA TELEVISION ADVERTISING, LLC	Delaware
CBS AMC NETWORKS EMEA CHANNELS PARTNERSHIP	United Kingdom
CBS AMC NETWORKS UK CHANNELS PARTNERSHIP	United Kingdom
CHELLO CENTRAL EUROPE SRL	Romania
CHELLO NETWORKS SRL	Romania
CHELLOZONE MOVIECO (CYPRUS) LIMITED	Cyprus
EAF ACQUISITION COMPANY LLC	Delaware
ENCORE INTERNATIONAL, LLC	Colorado
HONEY BEE PROPERTIES LLC	Delaware
MGM CHANNEL POLAND LIMITED	United Kingdom
MGM KOREA HOLDINGS LLC	Korea
OUTDOOR TV LIMITED	United Kingdom
REALITY TV USA LIMITED	United Kingdom
ROMANTICA (EAST) LIMITED	United Kingdom
SHUDDER HOLDINGS LLC	Delaware
SUNDANCE CHANNEL LATIN AMERICA LLC	Delaware
ZONE VISION (CHINA) LIMITED	United Kingdom
NEW VIDEO CHANNEL AMERICA, L.L.C.	Delaware
NEW VIDEO CHANNEL PRODUCTIONS LLC	Delaware
NEW VIDEO CHANNEL SCRIBES LLC	Delaware
POLSAT JIMJAM LIMITED	United Kingdom

EXHIBIT A

Opinion and Letter of Sullivan & Cromwell LLP

March     , 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Morgan Stanley & Co. LLC,

As Representatives of the Underwriters

named in Schedule I to the Underwriting

Agreement referred to below,

c/o Merrill Lynch, Pierce, Fenner & Smith

                                Incorporated,

One Bryant Park,

                New York, New York, 10036.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated March 23, 2016, (the “Underwriting Agreement”), among AMC Networks Inc., a Delaware corporation (the “Company”), the guarantors named therein (the “Guarantors” and each, a “Guarantor”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $1,000,000,000 principal amount of the Company’s 5.00% Senior Notes due 2024 (the “Notes”), guaranteed (such guarantees herein called the “Guarantees”) by the Guarantors and issued pursuant to the indenture, dated as of March     , 2016, as supplemented by the first supplemental indenture thereto, dated as of March     , 2016 (together, the “Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as Trustee (the “Trustee”), we, as counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) The Company and the subsidiaries of the Company listed on Annex A1 hereto (the “Delaware Guarantors”) are each an existing corporation or limited liability company, as applicable, in good standing under the laws of the State of Delaware.

(2) The subsidiaries of the Company listed on Annex A2 hereto (the “New York Guarantors” and, together with the Delaware Guarantors, the “Covered

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-2-

Guarantors”) are each a limited liability company in good standing under the laws of the State of New York.

(3) The Indenture has been duly authorized, executed and delivered by the Company and the Covered Guarantors and duly qualified under the Trust Indenture Act of 1939; the Notes have been duly authorized, executed, authenticated, issued and delivered; and the Indenture and the Notes constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) Each of the Guarantees has been duly authorized, executed, issued and delivered by the Covered Guarantor issuing such Guarantee under the Indenture and constitutes a valid and legally binding obligation of such Covered Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(5) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the issuance, sale and delivery of the Notes by the Company to the several Underwriters have been obtained or made.

(6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Guarantors under the Covered Laws for the issuance and delivery of the Guarantees by the Guarantors to the several Underwriters have been obtained or made.

(7) The execution and delivery by the Company of the Indenture and the Underwriting Agreement, the issuance of the Notes by the Company in accordance with the Indenture and the sale of the Notes by the Underwriters pursuant to the Underwriting Agreement do not, and the performance by the Company of its obligations under the Indenture and the Underwriting Agreement will not, violate the Amended and Restated Certificate of Incorporation or Amended and Restated By-Laws of the Company, in each case as in effect on the date hereof.

(8) The execution and delivery by each Covered Guarantor of the Indenture and the Guarantee of such Covered Guarantor and the issuance of the Guarantee

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of each such Covered Guarantor pursuant to the Indenture do not, and the performance by each Covered Guarantor of its obligations under the Indenture and the Guarantee of such Covered Guarantor will not, violate the Certificate of Incorporation or by-laws; or the Limited Liability Company Agreement or Operating Agreement, if applicable, of such Covered Guarantor, in each case as in effect on the date hereof.

(9) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Covered Guarantors named on the execution page thereto.

(10) Assuming the due authorization, execution and delivery by AMC Networks Broadcasting and Technology, a New York general partnership (“NBT”), of the Indenture and the Guarantee issued by NBT, each of the Indenture and the Guarantee issued by NBT constitutes a valid and legally binding obligation of NBT enforceable against NBT in accordance with its terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In connection with our opinion set forth in paragraph (10), above, we have assumed that NBT has the requisite partnership power and authority to execute and deliver, and to perform its obligations under, each of the Indenture and the Guarantee issued by NBT.

We are expressing no opinion in paragraphs (3), (4), (7), (8) and (10) above, insofar as performance by the Company and the Guarantors of their respective obligations under the Notes, the Guarantees, the Indenture or the Underwriting Agreement is concerned, as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. Also, for purposes of the opinions in paragraphs (5) and (6) above, “Covered Laws” means the Federal laws of the United States and the laws of the State of New York (including the published rules or regulations thereunder) that in our experience normally are applicable to general business corporations and the issuance, sale and delivery of the Notes and the Guarantees; provided, however, that such term does not include Federal or state securities laws, other antifraud laws or fraudulent transfer laws, tax laws, the Employee Retirement Income Security Act of 1974, antitrust laws, Federal or state communications or telecommunications laws or any law that is applicable to the Company, the Guarantors, the Notes, the Guarantees, the Indenture, the Underwriting Agreement or the transactions contemplated thereby solely as part of a regulatory regime

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-4-

applicable to the Company, the Guarantors or their respective affiliates due to its or their status, business or assets.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction nor with respect to any Federal or state laws relating to communications and telecommunications, including laws which regulate individuals, companies or businesses because such entities provide communications or telecommunications services, including the provision of cable television services or telephone services. With respect to all matters of Louisiana law, we note that you have received an opinion, dated March     , 2016, of Jones Walker LLP pursuant to Section 5(b) of the Underwriting Agreement.

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and the Guarantors and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Notes and may not be used in furtherance of any offer or sale of the Notes.

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-5-

ANNEX A1—DELAWARE GUARANTORS

1.	2ND PARTY LLC
2.	AMC FILM HOLDINGS LLC
3.	AMC NETWORKS INTERNATIONAL LLC
4.	AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
5.	AMC TV STUDIOS LLC
6.	AMCN PROPERTIES LLC
7.	AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
8.	BENDERS PRODUCTIONS I LLC
9.	COBALT PRODUCTIONS LLC
10.	COMIC SCRIBE LLC
11.	CROSSED PENS DEVELOPMENT LLC
12.	DIGITAL STORE LLC
13.	DIPLOMAT PRODUCTIONS LLC
14.	EXPEDITION PRODUCTIONS I LLC
15.	FIVE FAMILIES PRODUCTIONS I LLC
16.	FIVE MOONS PRODUCTIONS I LLC
17.	GALYNTINE PRODUCTIONS LLC
18.	GEESE PRODUCTIONS LLC
19.	GROUND WORK PRODUCTIONS LLC
20.	HALT AND CATCH FIRE PRODUCTIONS LLC
21.	HALT AND CATCH FIRE PRODUCTIONS I LLC
22.	HALT AND CATCH FIRE PRODUCTIONS II LLC
23.	HALT AND CATCH FIRE PRODUCTIONS III LLC
24.	IFC ENTERTAINMENT HOLDINGS LLC
25.	IFC ENTERTAINMENT LLC
26.	IFC FILMS LLC
27.	IFC IN THEATERS LLC
28.	IFC PRODUCTIONS I L.L.C.
29.	IFC TELEVISION HOLDINGS LLC
30.	IFC THEATRES CONCESSIONS LLC
31.	IFC THEATRES, LLC
32.	IFC TV LLC
33.	IFC TV STUDIOS LLC
34.	IFC TV STUDIOS HOLDINGS LLC
35.	IPTV LLC
36.	KNIFEMAN PRODUCTIONS LLC
37.	KOPUS PRODUCTIONS LLC
38.	KOPUS PRODUCTIONS II LLC
39.	MAKING WAVES STUDIO PRODUCTIONS LLC
40.	PEACH PIT PROPERTIES LLC
41.	PENS DOWN LLC
42.	PHILLY PRODUCTIONS LLC
43.	PREMIER QUILLS LLC
44.	RAINBOW FILM HOLDINGS LLC
45.	RAINBOW MEDIA ENTERPRISES, INC.

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-6-

46.	RAINBOW MEDIA HOLDINGS LLC
47.	RAINBOW PROGRAMMING HOLDINGS LLC
48.	RECTIFY PRODUCTIONS LLC
49.	RECTIFY PRODUCTIONS II LLC
50.	RECTIFY PRODUCTIONS III LLC
51.	RECTIFY PRODUCTIONS IV LLC
52.	RED MONDAY PROGRAMMING LLC
53.	RMH GE HOLDINGS I, INC.
54.	RNC HOLDING CORPORATION
55.	RNC II HOLDING CORPORATION
56.	ROUGHHOUSE PRODUCTIONS I LLC
57.	SELECTS VOD LLC
58.	SLEUTH SECRETS PRODUCTIONS LLC
59.	SUNDANCE CHANNEL ASIA LLC
60.	SUNDANCE CHANNEL ORIGINALS LLC
61.	SUNDANCE FILM HOLDINGS LLC
62.	SUNDANCETV LLC
63.	THE SON PRODUCTIONS I LLC
64.	TURN PRODUCTIONS LLC
65.	TURN PRODUCTIONS I LLC
66.	TURN PRODUCTIONS II LLC
67.	TURN PRODUCTIONS III LLC
68.	TWD PRODUCTIONS LLC
69.	TWD PRODUCTIONS II LLC
70.	TWD PRODUCTIONS III LLC
71.	TWD PRODUCTIONS IV LLC
72.	TWD PRODUCTIONS V LLC
73.	TWD PRODUCTIONS VI LLC
74.	TWD PRODUCTIONS VII LLC
75.	VOOM HD HOLDINGS LLC
76.	WE TV ASIA LLC
77.	WE TV HOLDINGS LLC
78.	WE TV STUDIOS LLC
79.	WE TV LLC
80.	WEDDING CENTRAL LLC
81.	YEAH IPTV LLC

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ANNEX A2—NEW YORK GUARANTORS

1.	AMC NETWORK ENTERTAINMENT LLC

March     , 2016

Merrill Lynch, Pierce, Fenner & Smith

    Incorporated,

Morgan Stanley & Co. LLC,

As Representatives of the Underwriters

named in Schedule I to the Underwriting

Agreement referred to below,

c/o Merrill Lynch, Pierce, Fenner & Smith

    Incorporated,

One Bryant Park,

New York, New York, 10036.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Securities Act”) and offering of $1,000,000,000 aggregate principal amount of 5.00% Senior Notes due 2024 (the “Securities”) of AMC Networks Inc. (the “Company”), as guaranteed by certain subsidiaries of the Company.

The Registration Statement relating to the Securities (File No. 333-210340) was filed on Form S-3 in accordance with procedures of the Securities and Exchange Commission (the “Commission”) permitting a delayed or continuous offering of securities pursuant thereto and, if appropriate, a post-effective amendment, document incorporated by reference therein or prospectus supplement that provides information relating to the terms of the securities and the manner of their distribution. The Securities have been offered by the Prospectus, dated March 23, 2016 (the “Basic Prospectus”), as supplemented by the Prospectus Supplement, dated March 23, 2016 (the “Prospectus Supplement”), which updates or supplements certain information contained in the Basic Prospectus. The Basic Prospectus, as supplemented by the Prospectus Supplement, does not necessarily contain a current description of the Company’s business and affairs since, pursuant to Form S-3, it incorporates by reference certain documents filed with the Commission that contain information as of various dates.

As counsel to the Company, we reviewed the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the documents listed in Schedule A

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(those listed documents, taken together with the Basic Prospectus, being referred to herein as the “Pricing Disclosure Package”) and participated in discussions with your representatives and those of the Company and its accountants. Between the date of the Prospectus Supplement and the time of delivery of this letter, we participated in further discussions with your representatives and those of the Company and its accountants concerning certain matters relating to the Company and reviewed certificates of certain officers of the Company, letters addressed to you from the Company’s accountants and opinions addressed to you from the Company’s general counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., special federal communications law counsel to the Company, and Jones Walker LLP, special Louisiana counsel to the Company. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of prospectus contemplated thereby) and the experience we have gained through our practice under the Securities Act, we confirm to you that, in our opinion, the Registration Statement, as of the date of the Prospectus Supplement, and the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Securities Act, the Trust Indenture Act of 1939 and the applicable rules and regulations of the Commission thereunder. Also, we confirm to you that the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement and the Pricing Disclosure Package under the captions “Description of Debt Securities We May Offer” in the Basic Prospectus and under the captions “Description of Notes” and “Underwriting” in the Prospectus Supplement, insofar as they relate to provisions of documents described therein and insofar as relevant to the offering of the Securities, constitute a fair and accurate summary of such provisions in all material respects.

Further, nothing that came to our attention in the course of such review has caused us to believe that, insofar as relevant to the offering of the Securities,

(a) the Registration Statement, as of the date of the Prospectus Supplement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or

(b) the Pricing Disclosure Package, as of 3:35 P.M. on March 23, 2016, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-3-

(c) the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We also advise you that nothing that came to our attention in the course of the procedures described in the second sentence of the preceding paragraph has caused us to believe that the Basic Prospectus, as supplemented by the Prospectus Supplement, as of the time of delivery of this letter, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, except to the extent specifically noted in the fourth sentence of the second preceding paragraph. Also, we do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, as to management’s report of its assessment of the effectiveness of the Company’s internal control over financial reporting or the auditors’ report as to the Company’s internal control over financial reporting, each as included in the Registration Statement, the Basic Prospectus, the Prospectus Supplement or the Pricing Disclosure Package, or as to the description of Federal and state communications statutes, regulations, proceedings or as to other matters referred to in the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. addressed to you and dated the date hereof, or as to the statement of the eligibility of the Trustee under the Indenture under which the Securities are being issued.

This letter is furnished by us, as counsel to the Company, to you, as Representatives of the several Underwriters, solely for the benefit of the several Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Securities and may not be used in furtherance of any offer or sale of the Securities.

Very truly yours,

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-4-

SCHEDULE A

1.	Preliminary Prospectus Supplement, Subject to Completion, dated March 23, 2016, to Prospectus, dated March 23, 2016, filed with the Commission by the Company on March 23, 2016 pursuant to Rule 424 under the Securities Act.

2.	Pricing Term Sheet, dated March 23, 2016, filed with the Commission by the Company on March 23, 2016 pursuant to Rule 433 under the Securities Act.

EXHIBIT B

Opinion of Jones Walker LLP

JW Draft of March 23, 2016

CONFIDENTIAL

March [    ], 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Morgan Stanley & Co. LLC

As Representatives of the Underwriters

named in Schedule I to the Underwriting

Agreement referred to below,

c/o Merrill Lynch, Pierce, Fenner & Smith

                                    Incorporated

One Bryant Park,

New York, New York, 10036.

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated March 23, 2016 (the “Underwriting Agreement”), among AMC Networks Inc., a Delaware corporation (the “Company”), the guarantors named therein (the “Guarantors” and each, a “Guarantor”), and you, as Representatives of the several Underwriters named therein (the “Underwriters”), of $1,000,000,000 principal amount of the Company’s 5.00% Senior Notes due 2024 (the “Notes”), guaranteed (such guarantees herein called the “Guarantees”) by the Guarantors and issued pursuant to the indenture, dated as of March [    ], 2016, as supplemented by the first supplemental indenture thereto, dated as of March [    ], 2016 (together, the “Indenture”), among the Company, the Guarantors, and U.S. Bank National Association, as Trustee (the “Trustee”), we, as special Louisiana counsel to Badlands Productions I, LLC, a Louisiana limited liability company (“Badlands”) and Hap and Leonard Productions I, LLC, a Louisiana limited liability company (and together with Badlands, the “Louisiana Guarantors”), have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

(1) Each Louisiana Guarantor is limited liability company in good standing under the laws of the State of Louisiana.

(2) The Indenture has been duly authorized, executed and delivered by the Louisiana Guarantors.

JW Draft of March 23, 2016

CONFIDENTIAL

Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC	-2-

(3) Each of the Guarantees has been duly authorized, executed, issued and delivered by the Louisiana Guarantor issuing such Guarantee under the Indenture and constitutes a valid and legally binding obligation of such Louisiana Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(4) The execution and delivery by each Louisiana Guarantor of the Indenture and the Guarantee of such Louisiana Guarantor and the issuance of the Guarantee of each such Louisiana Guarantor pursuant to the Indenture do not, and the performance by each Louisiana Guarantor of its obligations under the Indenture and the Guarantee of such Louisiana Guarantor will not, violate the Articles of Organization or Operating Agreement of such Louisiana Guarantor, in each case as in effect on the date hereof.

(5) The Underwriting Agreement has been duly authorized, executed and delivered by the Louisiana Guarantors named on the execution page thereto.

We are expressing no opinion insofar as performance by the Louisiana Guarantors of their respective obligations under the Notes, the Guarantees, the Indenture or the Underwriting Agreement is concerned, or as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights. For purposes of our opinion, we have assumed that the authorization, execution, issuance and delivery of Guarantees by the Louisiana Guarantors does not (i) result in a default under or breach of any agreement or instrument (other than the Articles of Organization and Operating Agreement of the Louisiana Guarantors) binding upon either of the Louisiana Guarantors, or any order, judgment or decree of any court or governmental authority applicable to either of the Louisiana Guarantors, or (ii) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than those which shall have been obtained or made, as the case may be, and which shall be in full force and effect).

The foregoing opinion is limited to the Louisiana Limited Liability Company Law, as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all opinion matters concerning the Company or any of the Guarantors (other than the Louisiana Guarantors) or otherwise not set forth in this opinion but required under the term of the Underwriting Agreement, we note that you have received the opinions, dated March [    ], 2016, of Sullivan & Cromwell LLP and of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., pursuant to Sections 5(b) and 5(d) of the Underwriting Agreement, respectively.

JW Draft of March 23, 2016

CONFIDENTIAL

We have also relied as to certain matters upon information obtained from public officials, officers of the Company and the Louisiana Guarantors and other sources believed by us to be responsible, and we have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee, that the Notes and the Guarantees conform to the specimens thereof examined by us, that the Trustee’s certificates of authentication of the Notes have been manually signed by one of the Trustee’s authorized officers, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

This letter is furnished by us, as special Louisiana counsel to the Louisiana Guarantors, to you, as Representatives of the Underwriters, solely for the benefit of the Underwriters in their capacity as such, and may not be relied upon by any other person. This letter may not be quoted, referred to or furnished to any purchaser or prospective purchaser of the Notes and may not be used in furtherance of any offer or sale of the Notes.

Very truly yours,

JONES WALKER, LLP

EXHIBIT C

Opinion of James G. Gallagher, Esq., Executive Vice President and

General Counsel of the Company

March     , 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated,

Morgan Stanley & Co. LLC

  As Representatives of the Several Underwriters

  named in Schedule I to the Underwriting

  Agreement referred to below,

  c/o Merrill Lynch, Pierce, Fenner & Smith

                              Incorporated,

One Bryant Park,

            New York, New York 10036.

Ladies and Gentlemen:

I am Executive Vice President and General Counsel of AMC Networks Inc. (the “Company”) and, in such capacity, have acted as counsel for the Company and its subsidiaries, and am familiar with the Underwriting Agreement dated March 23, 2016 (the “Underwriting Agreement”), among the Company, the guarantors named therein (the “Guarantors”, and each, a “Guarantor”), and you, as Representative of the several Underwriters named therein (the “Underwriters”), in connection with the offer and sale of $1,000,000,000 principal amount of the Company’s 5.00% Senior Notes due 2024 (the “Notes”), guaranteed (such guarantees herein called the “Guarantees”) by the Guarantors and issued pursuant to the Indenture, dated as of March     , 2016, as supplemented by the First Supplemental Indenture thereto, dated as of March     , 2016 (together, the “Indenture”), among the Company, the Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”). Except as otherwise specified herein, terms defined in the Underwriting Agreement and used herein are used as defined therein.

In that connection, I have examined executed counterparts of the Underwriting Agreement and the Indenture. I have also examined the originals or certified, conformed or photographic copies of such other documents, records, agreements and certificates of the Company and its subsidiaries and have made such examinations of law as I have deemed necessary to enable me to render the opinions hereinafter set forth. As to questions of fact relating to the Company and its subsidiaries material to the opinions hereinafter set forth, I have relied upon certificates of officers of the Company or such subsidiaries, as the case may be, as well as certificates of public officials.

Based upon and subject to the foregoing, I am of the opinion that:

1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus.

2. The Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

3. Each Guarantor listed on Annex 1 hereto (collectively, the “Delaware Guarantors”) that is a corporation or a limited liability company is duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware, with corporate or other power and authority under such laws to own, lease and operate its properties and conduct its business.

4. Each Guarantor listed on Annex 2 hereto (a “New York Guarantor,” and, collectively, the “New York Guarantors”) that is a limited liability company is duly organized, and is an existing limited liability company in good standing under the laws of the State of New York, with power and authority under such laws to own, lease and operate its properties and conduct its business. Each New York Guarantor that is a partnership is duly organized under the laws of the State of New York.

5. All of the outstanding shares of capital stock or membership interests, as the case may be, of each Guarantor that is a corporation or limited liability company have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in or as contemplated by the Preliminary Prospectus and the Prospectus, all of such shares and membership interests and all the outstanding partnership interests of each Guarantor that is a partnership are owned by the Company, directly or through one or more subsidiaries, free and clear of any material pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, except for liens permitted under that certain credit agreement, dated as of December 16, 2013, by and among the Company, certain of its subsidiaries, JPMorgan Chase Bank, National Association, as Administrative Agent, the other agents party thereto and the lenders party thereto from time to time, as amended or modified. No holder thereof is subject to personal liability under limited liability company agreement, certificate of incorporation or by-laws or other organizational documents of the respective Guarantor or the corporation law or equivalent law of the jurisdiction in which such Guarantor is organized by reason of being such a holder and none of such shares was issued in violation of the preemptive rights of any securityholders of such Guarantor under limited liability company agreement, certificate of incorporation or by-laws or other organizational documents of such Guarantor or the corporation law or equivalent law of the jurisdiction in which such Guarantor is organized.

6. To my knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is or may be a party, or of which any of their properties are or may be the subject, of a character which are required to be disclosed in the Preliminary Prospectus and the Prospectus, other than those disclosed in the Time of Sale Information.

7. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Covered Laws for the issuance, sale and delivery of the Notes by the Company to the several Underwriters have been obtained or made.

8. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Guarantors under the Covered Laws for the issuance and delivery of the Guarantees by the Guarantors to the several Underwriters have been obtained or made.

9. I do not know of any contracts or documents of a character required to be described or referred to in the documents incorporated by reference in the Preliminary Prospectus and the Prospectus or to be filed as exhibits to the documents incorporated by reference in the Preliminary Prospectus and the Prospectus that are not described, referred to or filed as required.

10. To my knowledge, no default exists in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Company’s 2015 Annual Report on Form 10-K or any subsequent Exchange Act report or filed as an exhibit thereto, which default would have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

10. The execution and delivery of the Underwriting Agreement and the Indenture by the Company and the Guarantors and the issuance and delivery of the Securities, the consummation by the Company and the Guarantors of the transactions contemplated in the Underwriting Agreement and compliance by the Company and the Guarantors with the terms of the Underwriting Agreement and the Indenture will not conflict with the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, which conflict, breach, violation or default would have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or any law known to me of any New York or Delaware governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties, which violation in each case would have a material adverse effect on the financial position, shareholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except with respect to such consents, approvals, authorizations, registrations or qualifications as may be required under state or foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters, as to which I express no opinion.

For purposes of the opinions in paragraphs (7) and (8) above, “Covered Laws” means the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware. With respect to all matters of Louisiana law, we note that you have received an opinion, dated March     , 2016, of Jones Walker LLP pursuant to Section 5(b) of the Underwriting Agreement.

I am a member of the bar of the State of New York and do not herein intend to express any opinions as to any matters governed by any laws of any jurisdiction other than the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

Very truly yours,

James G. Gallagher
Executive Vice President and General Counsel

ANNEX A1—DELAWARE GUARANTORS

1.	2ND PARTY LLC
2.	AMC FILM HOLDINGS LLC
3.	AMC NETWORKS INTERNATIONAL LLC
4.	AMC/SUNDANCE CHANNEL GLOBAL NETWORKS LLC
5.	AMC TV STUDIOS LLC
6.	AMCN PROPERTIES LLC
7.	AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION
8.	BENDERS PRODUCTIONS I LLC
9.	COBALT PRODUCTIONS LLC
10.	COMIC SCRIBE LLC
11.	CROSSED PENS DEVELOPMENT LLC
12.	DIGITAL STORE LLC
13.	DIPLOMAT PRODUCTIONS LLC
14.	EXPEDITION PRODUCTIONS I LLC
15.	FIVE FAMILIES PRODUCTIONS I LLC
16.	FIVE MOONS PRODUCTIONS I LLC
17.	GALYNTINE PRODUCTIONS LLC
18.	GEESE PRODUCTIONS LLC
19.	GROUND WORK PRODUCTIONS LLC
20.	HALT AND CATCH FIRE PRODUCTIONS LLC
21.	HALT AND CATCH FIRE PRODUCTIONS I LLC
22.	HALT AND CATCH FIRE PRODUCTIONS II LLC
23.	HALT AND CATCH FIRE PRODUCTIONS III LLC
24.	IFC ENTERTAINMENT HOLDINGS LLC
25.	IFC ENTERTAINMENT LLC
26.	IFC FILMS LLC
27.	IFC IN THEATERS LLC
28.	IFC PRODUCTIONS I L.L.C.
29.	IFC TELEVISION HOLDINGS LLC
30.	IFC THEATRES CONCESSIONS LLC
31.	IFC THEATRES, LLC
32.	IFC TV LLC
33.	IFC TV STUDIOS LLC
34.	IFC TV STUDIOS HOLDINGS LLC
35.	IPTV LLC
36.	KNIFEMAN PRODUCTIONS LLC
37.	KOPUS PRODUCTIONS LLC
38.	KOPUS PRODUCTIONS II LLC
39.	MAKING WAVES STUDIO PRODUCTIONS LLC
40.	PEACH PIT PROPERTIES LLC
41.	PENS DOWN LLC
42.	PHILLY PRODUCTIONS LLC
43.	PREMIER QUILLS LLC
44.	RAINBOW FILM HOLDINGS LLC
45.	RAINBOW MEDIA ENTERPRISES, INC.
46.	RAINBOW MEDIA HOLDINGS LLC
47.	RAINBOW PROGRAMMING HOLDINGS LLC
48.	RECTIFY PRODUCTIONS LLC
49.	RECTIFY PRODUCTIONS II LLC

50.	RECTIFY PRODUCTIONS III LLC
51.	RECTIFY PRODUCTIONS IV LLC
52.	RED MONDAY PROGRAMMING LLC
53.	RMH GE HOLDINGS I, INC.
54.	RNC HOLDING CORPORATION
55.	RNC II HOLDING CORPORATION
56.	ROUGHHOUSE PRODUCTIONS I LLC
57.	SELECTS VOD LLC
58.	SLEUTH SECRETS PRODUCTIONS LLC
59.	SUNDANCE CHANNEL ASIA LLC
60.	SUNDANCE CHANNEL ORIGINALS LLC
61.	SUNDANCE FILM HOLDINGS LLC
62.	SUNDANCETV LLC
63.	THE SON PRODUCTIONS I LLC
64.	TURN PRODUCTIONS LLC
65.	TURN PRODUCTIONS I LLC
66.	TURN PRODUCTIONS II LLC
67.	TURN PRODUCTIONS III LLC
68.	TWD PRODUCTIONS LLC
69.	TWD PRODUCTIONS II LLC
70.	TWD PRODUCTIONS III LLC
71.	TWD PRODUCTIONS IV LLC
72.	TWD PRODUCTIONS V LLC
73.	TWD PRODUCTIONS VI LLC
74.	TWD PRODUCTIONS VII LLC
75.	VOOM HD HOLDINGS LLC
76.	WE TV ASIA LLC
77.	WE TV HOLDINGS LLC
78.	WE TV STUDIOS LLC
79.	WE TV LLC
80.	WEDDING CENTRAL LLC
81.	YEAH IPTV LLC

ANNEX 2—NEW YORK GUARANTORS

1.	AMC NETWORK ENTERTAINMENT LLC
2.	AMC NETWORKS BROADCASTING & TECHNOLOGY

EXHIBIT D

Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

March     , 2016

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

Morgan Stanley & Co. LLC,

As Representatives of the Underwriters

c/o	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

In connection with the several purchases today by you pursuant to the Underwriting Agreement dated March 23, 2016 (the “Underwriting Agreement”), among AMC Networks Inc., a Delaware corporation (the “Company”), each of the guarantors listed on Schedule III to the Underwriting Agreement (the “Guarantors”) and you, as Representatives of each of the Underwriters named in Schedule I of the Underwriting Agreement (the “Underwriters”) of $1,000,000,000 aggregate principal amount of its 5.00% Senior Notes due 2024 (the “Notes”), we have served as special federal communications law counsel to the Company. Capitalized terms not otherwise defined herein are used with the meanings given to such terms in the Underwriting Agreement.

This opinion is strictly confined to matters involving the federal Communications Act of 1934, as amended (the “Communications Act”), the rules and regulations of the Federal Communications Commission (“FCC”), and those provisions of the federal copyright law that are principally directed to the regulation of cable properties. This opinion is limited to the state of the law as it exists under the Communications Act, the rules and regulations of the FCC, and federal copyright law as of the date hereof.

Based on and subject to the foregoing, it is our opinion that:

(i)	No approvals are required to be obtained from the FCC to consummate the transactions contemplated by the Underwriting Agreement; and

(ii)	We have reviewed the information in the Preliminary Prospectus under the caption “Our business is limited by United States regulatory constraints which may adversely impact our operations,” and the information under the caption “Business- Regulation” in the Form 10-K filed by AMC Networks, Inc. on February 25, 2016, to the extent that such sections describe statutes, regulations and governmental proceedings or matters involving federal communications and copyright law and policy and the impact thereof on the business in which the Company and its subsidiaries are engaged. This information fairly represents the federal communications and copyright law applicable to the Company and its subsidiaries as disclosed in the Registration Statement and Preliminary Prospectus and material and relevant to the business of the Company and its subsidiaries.

This opinion is being delivered solely for your use in connection with the transactions described in the Underwriting Agreement and may not be relied upon in any respect by any person other than you or your counsel, Shearman & Sterling LLP, for any reason. We assume no obligation to advise you of any changes in the foregoing that may occur after the date hereof. This opinion may not be quoted, referred to, or relied upon in full or in part for any purpose other than for that which it is given, nor may it be filed with or furnished to any government agency or other person or entity without our prior written consent.

Very truly yours,

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.